Registration No. 33-66938
                                                           Rule 424(b)(3)

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 14, 1994


              Merrill Lynch Home Equity Acceptance, Inc., Seller
                  Subordinate Mortgage Backed Certificates,
                       Series 1994A, Class A-1 and A-2

                       MERRILL LYNCH CREDIT CORPORATION
                               Master Servicer
_____________________________________________________________________________

     On January 18, 1994, Subordinate Mortgage Backed Certificates, Series 1994A, Class A-1 and A-2 (the "Class A Certificates") were issued in an approximate original aggregate principal amount of $103,636,222. The Class A Certificates represented beneficial interests of approximately 77.7% in the Trust Fund comprised of certain subordinate mortgage pass-through certificates issued pursuant to separate pooling and servicing agreements each by and among Merrill Lynch Home Equity Acceptance, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Prospectus Supplement to the above-referenced Prospectus (the "Prospectus") supplements and updates certain of the information set forth in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Prime First and Fixed Rate Mortgage Loans--Delinquency and Loan Loss Experience" on page 66 of the Prospectus are hereby updated, in their entirety, as follows:


                            1994 A (Reg# 33-66938)

         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)


                              December 31, 1997         December 31, 1996        December 31, 1995
                           ------------------------  -----------------------  ------------------------
                            Number of                Number of                Number of
                           PrimeFirst    Principal   PrimeFirst   Principal   PrimeFirst   Principal
                              Loans       Amount       Loans       Amount       Loans        Amount
                           ------------  ----------  -----------  ----------  -----------  -----------
PrimeFirst Loans
  Outstanding . . . . . .        14,159  $5,302,950       11,054  $4,331,131        8,272   $3,536,761
Delinquency Period
  30-59 Days  . . . . . .           183  $   66,254          180  $   84,297          127   $   56,370
  60-89 Days  . . . . . .            26      18,544           19       6,583           13        7,917
  90 Days or More*  . . .            24      18,072           29      27,590           44       45,749
                           ------------  ----------  -----------  ----------  -----------  -----------
     Total Delinquency  .           233  $  102,870          228  $  118,470          184   $  110,036
                           ============  ==========  ===========  ==========  ===========  ===========

Delinquencies as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         1.65%       1.94%        2.06%       2.74%        2.22%        3.11%

Foreclosures  . . . . . .            39     $47,396           29  $   39,100           28   $   38,209

Foreclosures as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         0.28%       0.89%        0.26%       0.90%        0.34%        1.08%

_________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)

                                                 Year Ended        Year Ended          Year Ended
                                             December 31, 1997  December 31, 1996  December 31, 1995
                                             ------------------ -----------------  -------------------
Average Principal Balance of
  PrimeFirst Loan Portfolio . . . . . . . .          $4,817,041        $3,933,946           $3,444,045
Average Number of PrimeFirst
  Loans Outstanding
  During the Period . . . . . . . . . . . .              12,607             9,663                7,944

Gross Charge-offs . . . . . . . . . . . . .         $     5,363       $     6,157          $     1,840
Recoveries  . . . . . . . . . . . . . . . .         $        99       $         0          $         0
                                             ------------------ -----------------  -------------------
Net Charge-offs . . . . . . . . . . . . . .         $     5,264       $     6,157          $     1,840
                                             ================== =================  ===================
Net Charge-offs as a
  Percent of Average
  Principal Balance
  Outstanding . . . . . . . . . . . . . . .               0.11%             0.16%                0.05%


     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on page 69 and 70 of the Prospectus are hereby updated, in their entirety, as follows:

                            1994 A (Reg# 33-66938)

              REVOLVING CREDIT LINE LOAN DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                  As of December 31,
                    ---------------------------------------------------------------------------------
                        1992          1993         1994           1995           1996         1997
                    -----------   -----------   -----------   ------------    ----------   ----------

Number of
  revolving
  credit line
  loans
  serviced. . . . .     15,084        13,839        15,598         25,056        28,368       31,395
Aggregate loan
  balance of
  revolving
  credit line
  loans
  serviced  . . . . $1,062,930    $1,037,427    $1,079,693     $1,293,483    $1,353,800   $1,387,217
Loan balance of
  revolving credit
  line loans
  2 months
  delinquent. . . . $    3,717     $   5,161      $  5,358       $  8,447      $  8,292     $  5,450
Loan balance of
  revolving credit
  line loans
  3 months or
  more delinquent . $   18,751   $    17,508   $    22,989    $    33,763    $   39,508   $   44,104
Total of 2 months
  or more
  delinquent as a
  percentage of
  aggregate loan
  balance of
  revolving credit
  line loans. . . .      2.11%         2.19%         2.63%          3.26%         3.53%        3.57%


                              REVOLVING CREDIT LINE LOAN LOSS EXPERIENCE
                                        (DOLLARS IN THOUSANDS)

                                                     As of December 31,
                    ---------------------------------------------------------------------------------
                       1992           1993          1994          1995          1996          1997
                    -----------   -----------   -----------   ------------    ----------   ----------
Number of
  revolving credit
  line loans
  serviced. . . . .     15,084        13,839        15,598         25,056        28,368        31,395
Aggregate loan
  balance of
  revolving credit
  line loans
  serviced. . . . . $1,062,930     $1,037,427    $1,079,693     $1,293,483    $1,353,800    $1,387,217
For the Period:
  Gross
   charge-offs
   dollars. . . . . $    1,447    $     3,153   $     1,118     $    3,700   $     1,860    $    4,269

 Percentage(1). . .      0.14%          0.30%         0.10%          0.29%         0.14%         0.31%

_____________
(1) As a percentage of aggregate balance of revolving credit line loans serviced.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs-Dime Revolving Credit Loans-Delinquency and Loan Loss Experience" on pages 75 and 76 of the Prospectus are hereby updated, in their entirety, as follows:

                            1994 A (Reg# 33-66938)

                     DIME PORTFOLIO DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)


                                                                 As of December 31,
                                               -------------------------------------------------------
                                                  1994           1995         1996            1997
                                               ----------     ----------    ---------      -----------
Number of revolving credit
  line loans serviced . . . . . . . . . .           4,417          3,919        3,356            2,758
Aggregate loan balance of
  revolving credit line
  loans serviced  . . . . . . . . . . . .        $233,053       $200,367     $163,241         $128,391
Loan balance of revolving
  credit line loans
  2 months delinquent . . . . . . . . . .        $  1,743       $  1,000     $  1,039         $    809
Loan balance of revolving
  credit line loans
  3 months or more
  delinquent  . . . . . . . . . . . . . .        $  2,056       $  2,885     $  3,145         $  3,589
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance of
  revolving credit line loans . . . . . .           1.63%          1.94%        2.56%            3.42%


                                    DIME PORTFOLIO LOSS EXPERIENCE
                                        (DOLLARS IN THOUSANDS)

                                                                As of December 31,
                                               --------------------------------------------------------
                                                  1994           1995         1996             1997
                                               ----------     ----------    ---------       -----------
As of end of Period:
Number of revolving credit
  line loans  serviced  . . . . . . . . .           4,417          3,919        3,356            2,758
Aggregate loan balance
  of revolving credit
  line loans serviced . . . . . . . . . .        $233,053       $200,367     $163,241         $128,391
For the Period:
  Gross charge-offs
    dollars . . . . . . . . . . . . . . .        $     74       $     95     $    327         $    130
  Percentage(1) . . . . . . . . . . . . .           0.03%          0.05%        0.20%            0.10%

______________
(1)  As a percentage of aggregate balance of Mortgage Loans serviced.


     The information contained in the tables entitled "Statistics Date Adjustable Group 1 Loan Principal Balances", "Range of Adjustable Group 1 Margins", "Statistics Data Fixed Group 1 Loan Principal Balances" and "Statistics Date Group 2 Loan Principal Balances" under the heading "The Mortgage Pools" on pages 45, 48, 50 and 56, respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1997, the Mortgage Loan Balances and margins of the Mortgage Loans:

                            1994 A (Reg# 33-66938)

      ADJUSTABLE GROUP 1 LOAN PRINCIPAL BALANCES AS OF DECEMBER 31, 1997

                                                                                                      % of
                                                  Number of                                        Adjustable
                                                  Adjustable                                    Group 1 Loans by
                                                   Group 1                                          Principal
     Range of Principal Balances                    Loans            Principal Balance               Balance
--------------------------------------------      ----------         ------------------         -----------------
$         0.00 -     49,999.99 . . . . . . .           25            $       801,918.10              0.13%
$    50,000.00 -     54,999.99 . . . . . . .            5                    257,394.79              0.04
$    55,000.00 -     59,999.99 . . . . . . .            7                    403,062.83              0.07
$    60,000.00 -     74,999.99 . . . . . . .           19                  1,262,510.56              0.21
$    75,000.00 -     99,999.99 . . . . . . .           45                  4,143,779.87              0.69
$   100,000.00 -    149,999.99 . . . . . . .          150                 18,174,908.63              3.02
$   150,000.00 -    199,999.99 . . . . . . .          149                 26,609,052.22              4.41
$   200,000.00 -    249,999.99 . . . . . . .          199                 43,815,922.94              7.27
$   250,000.00 -    299,999.99 . . . . . . .          170                 47,590,290.99              7.91
$   300,000.00 -    349,999.99 . . . . . . .          140                 44,713,675.42              7.42
$   350,000.00 -    399,999.99 . . . . . . .           92                 34,245,377.28              5.68
$   400,000.00 -    449,999.99 . . . . . . .           69                 29,069,741.19              4.82
$   450,000.00 -    499,999.99 . . . . . . .           59                 27,967,462.31              4.64
$   500,000.00 -    549,999.99 . . . . . . .           44                 22,892,304.15              3.80
$   550,000.00 -    599,999.99 . . . . . . .           40                 22,960,443.75              3.81
$   600,000.00 -    649,999.99 . . . . . . .           34                 20,997,913.26              3.48
$   650,000.00 -    699,999.99 . . . . . . .           29                 19,654,569.80              3.26
$   700,000.00 -    749,999.99 . . . . . . .           22                 15,973,231.59              2.65
$   750,000.00 -    799,999.99 . . . . . . .           18                 14,064,745.66              2.33
$   800,000.00 -    849,999.99 . . . . . . .           11                  9,016,762.33              1.50
$   850,000.00 -    899,999.99 . . . . . . .           11                  9,696,164.38              1.61
$   900,000.00 -    949,999.99 . . . . . . .           15                 13,799,049.27              2.29
$   950,000.00 -    999,999.99 . . . . . . .           19                 18,844,456.41              3.13
$  1,000,000.00 - 1,099,999.99 . . . . . . .           29                 29,496,279.43              4.89
$  1,100,000.00 - 1,199,999.99 . . . . . . .           12                 13,588,076.64              2.25
$  1,200,000.00 - 1,299,999.99 . . . . . . .           14                 17,472,150.30              2.90
$  1,300,000.00 - 1,399,999.99 . . . . . . .            4                  5,371,034.89              0.89
$  1,400,000.00 - 1,499,999.99 . . . . . . .            7                 10,073,724.86              1.67
$  1,500,000.00 - 1,599,999.99 . . . . . . .            4                  6,013,201.57              1.00
$  1,600,000.00 - 1,699,999.99 . . . . . . .            3                  4,830,000.00              0.80
$  1,700,000.00 - 1,799,999.99 . . . . . . .            2                  3,469,000.03              0.58
$  1,800,000.00 - 1,899,999.99 . . . . . . .            3                  5,550,271.51              0.92
$  1,900,000.00 - 1,999,999.99 . . . . . . .            5                  9,846,377.30              1.63
$  2,000,000.00 - 2,099,999.99 . . . . . . .            5                 10,134,275.50              1.68
$  2,100,000.00 - 2,199,999.99 . . . . . . .            1                  2,195,822.36              0.36
$  2,200,000.00 - 2,299,999.99 . . . . . . .            2                  4,524,999.89              0.75
$  2,400,000.00 - 2,499,999.99 . . . . . . .            1                  2,498,951.62              0.41
$  2,500,000.00 - 2,599,999.99 . . . . . . .            2                  5,000,000.00              0.83
$  2,700,000.00 - 2,799,999.99 . . . . . . .            2                  5,450,000.00              0.90
$  3,000,000.00 or Higher. . . . . . . . . .            5                 20,290,644.96              3.37
                                                  ----------         ------------------         -----------------
     TOTALS. . . . . . . . . . . . . . . . .        1,473            $   602,759,548.59            100.00%
                                                  ==========         ==================         =================

                            1994 A (Reg# 33-66938)

         RANGE OF ADJUSTABLE GROUP 1 MARGINS AS OF DECEMBER 31, 1997

                              Number of                                            % of Adjustable
                             Adjustable                                           Group 1 Loans by
   Margin/(1)/              Group 1 Loans            Principal Balance           Principal Balance
-----------------           -------------           -------------------          -----------------
      -0.250%                    132                  $175,400,855.70                    29.10%
      -0.125%                    191                   123,233,194.65                    20.44
       0.000%                    578                   197,974,252.08                    32.84
       0.250%                    356                    73,219,191.85                    12.15
       0.500%                    211                    26,096,998.63                     4.33
       0.750%                      2                       472,477.29                     0.08
       1.000%                      1                       112,578.39                     0.02
       1.500%                      2                     6,250,000.00                     1.04
                            -------------           -------------------          -----------------
           TOTALS              1,473                  $602,759,548.59                   100.00%
                            =============           ===================          =================

_________________________
(1) The Margin is added to or subtracted from (as indicated) the applicable Prime Index to arrive at the Mortgage Rate, except when the Margin is equal to or greater than 1.50%, in which case it is added to the applicable Six-Month LIBOR Index; provided that the Underlying Mortgage Rate will not exceed 12.00%, 15.00% or 18.00% per annum, as applicable. See "Summary of the Terms of the Class A Certificates--Group 1 Loans" and "MLCC and its Mortgage Programs--PrimeFirst and Fixed Rate Mortgage Loans" herein.


        FIXED GROUP 1 LOAN PRINCIPAL BALANCES AS OF DECEMBER 31, 1997

                                             Number of                              % of Fixed Group 1
                                           Fixed Group 1          Principal              Loans by
     Range of Principal Balances               Loans               Balance           Principal Balance
-----------------------------------        -------------         --------------     -------------------
$     50,000.00 -    54,999.99  . .               1              $    50,456.94            0.39%
$     75,000.00 -    99,999.99  . .               1                   88,651.56            0.69
$    100,000.00 -   149,999.99  . .               2                  205,266.88            1.59
$    150,000.00 -   199,999.99  . .              11                1,992,874.77           15.45
$    200,000.00 -   249,999.99  . .              11                2,503,584.85           19.40
$    250,000.00 -   299,999.99  . .               5                1,391,843.41           10.79
$    300,000.00 -   349,999.99  . .               4                1,331,001.61           10.32
$    350,000.00 -   399,999.99  . .               2                  790,939.03            6.13
$    450,000.00 -   499,999.99  . .               2                  946,250.18            7.34
$    500,000.00 -   549,999.99  . .               1                  503,570.00            3.90
$    550,000.00 -   599,999.99  . .               1                  574,918.22            4.46
$    750,000.00 -   799,999.99  . .               1                  764,508.66            5.93
$    800,000.00 -   849,999.99  . .               1                  800,912.78            6.21
$    950,000.00 -   999,999.99  . .               1                  954,570.29            7.40
                                           -------------         --------------     -------------------
               TOTALS                            44            $  12,899,349.18          100.00%
                                           =============         ==============     ===================


                            1994 A (Reg# 33-66938)

           GROUP 2 LOAN PRINCIPAL BALANCES AS OF DECEMBER 31, 1997

                                                   Number of                                 % of Group 2
                                                    Group 2                                    Loans by
      Range of Principal Balances                    Loans         Principal Balance      Principal Balance
--------------------------------------------      -----------      ------------------     -----------------
$      4,999.99 or Lower                                120           $    269,238.81             0.21%
$      5,000.00 -     9,999.99 . . . . . . .            176              1,336,939.85             1.04
$     10,000.00 -    14,999.99 . . . . . . .            182              2,288,167.09             1.77
$     15,000.00 -    19,999.99 . . . . . . .            185              3,260,707.94             2.53
$     20,000.00 -    24,999.99 . . . . . . .            168              3,832,667.65             2.97
$     25,000.00 -    29,999.99 . . . . . . .            186              5,183,821.95             4.01
$     30,000.00 -    34,999.99 . . . . . . .            152              4,969,113.57             3.85
$     35,000.00 -    39,999.99 . . . . . . .            162              6,097,379.34             4.72
$     40,000.00 -    44,999.99 . . . . . . .            145              6,191,194.13             4.80
$     45,000.00 -    49,999.99 . . . . . . .            170              8,142,804.71             6.31
$     50,000.00 -    54,999.99 . . . . . . .             67              3,513,071.13             2.72
$     55,000.00 -    59,999.99 . . . . . . .             83              4,815,316.94             3.73
$     60,000.00 -    64,999.99 . . . . . . .             61              3,832,373.52             2.97
$     65,000.00 -    69,999.99 . . . . . . .             65              4,378,868.01             3.39
$     70,000.00 -    74,999.99 . . . . . . .             83              6,034,789.81             4.67
$     75,000.00 -    99,999.99 . . . . . . .            219             19,174,168.03            14.84
$    100,000.00 -   149,999.99 . . . . . . .            126             15,302.404.67            11.85
$    150,000.00 -   199,999.99 . . . . . . .             44              7,623,944.19             5.90
$    200,000.00 -   249,999.99 . . . . . . .             21              4,866,910.42             3.77
$    250,000.00 -   299,999.99 . . . . . . .             16              4,592,297.98             3.56
$    300,000.00 -   349,999.99 . . . . . . .             16              5,240,460.80             4.06
$    350,000.00 -   399,999.99 . . . . . . .              1                368,164.84             0.29
$    400,000.00 -   449,999.99 . . . . . . .              1                400,228.72             0.31
$    450,000.00 -   499,999.99 . . . . . . .              3              1,430,719.69             1.11
$    500,000.00 -   549,999.99 . . . . . . .              2              1,040,313.24             0.81
$    550,000.00 -   599,999.99 . . . . . . .              2              1,160,814.15             0.90
$    600,000.00 -   649,999.99 . . . . . . .              1                623,494.77             0.48
$    700,000.00 -   749,999.99 . . . . . . .              1                703,625.77             0.54
$    900,000.00 -   949,999.99 . . . . . . .              1                941,372.11             0.73
$  1,400,000.00 - 1,499,999.99 . . . . . . .              1              1,497,839.42             1.16
                                                  -----------      ------------------      -----------------
TOTALS . . . . . . . . . . . . . . . . . . .          2,460           $129,113,213.25           100.00%
                                                  ===========      ==================      =================


     Additionally, the information contained in the tables entitled "Group 1 Certificate Characteristics" and "Group 2 Certificate Characteristics" under the heading "Description of the Pooled Certificates--General" on pages 30 and 32, respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1997, the Certificate Characteristics:

                            1994 A (Reg# 33-66938)

                               SUBORDINATE 1994A
          GROUP 1 CERTIFICATE CHARACTERISTICS AS OF DECEMBER 31, 1997

                     Parties to                                      Original
                      Pooling      Type                               Senior               Original
            Month       and         of           Original            Mortgage               Pooled
             of      Servicing   Mortgage          Pool            Certificates          Certificates
 Series   Servicing  Agreement     Loan           Balance            Balance                Balance
--------  ---------  ----------  --------    ---------------    ---------------          ------------
1991F       6/91        (3)        (4)          $275,922,834       $267,645,149            $8,277,685
1992A       2/92        (3)        (4)          $254,696,872       $247,692,708            $7,004,164
1992C       5/92        (3)        (4)          $192,556,636       $188,223,000            $4,333,636
1992F       8/92        (3)        (4)          $307,013,073       $297,802,000            $9,211,073
1993B       2/93        (3)        (4)          $287,950,988       $278,600,000            $9,350,988
1993C       3/93        (3)        (4)          $272,072,855       $264,585,000            $7,487,855
1993E       6/93        (3)        (4)          $226,724,904       $221,241,592            $5,483,312
                                             ---------------    ---------------          ------------
Totals                                        $1,816,938,162     $1,765,789,449           $51,148,713
                                             ===============    ===============          ============

(table continued)


                                                                             Original          Current
                                                                              Pooled            Pooled
                                                                           Certificates      Certificates
                                    Current                                  Balance           Balance
                                     Senior            Current              as a % of           as a %
                  Current           Mortgage            Pooled               Original         of Current
                   Pool           Certificates       Certificates              Pool              Pool
 Series         Balance(1)         Balance(1)         Balance(1)             Balance           Balance
---------      ------------      -------------     --------------           -----------       -----------
1991F           $84,130,730        $58,607,868     $6,651,474 (5)              3.00%            7.91%
1992A           $78,311,970        $56,325,334     $6,017,385 (5)              2.75%            7.68%
1992C           $58,846,717        $44,038,482     $3,107,016 (5)              2.25%            5.28%
1992F          $105,273,032        $96,201,021         $4,322,685              3.00%            4.11%
1993B           $92,099,166        $82,748,178         $9,350,988              3.25%           10.15%
1993C           $92,674,074        $85,186,219         $7,487,855              2.75%            8.08%
1993E          $104,323,209        $98,839,897         $5,483,312              2.42%            5.26%
               ------------      -------------     --------------           -----------       -----------
Totals         $615,658,898       $521,946,998        $42,420,715              2.82%            6.89%
               ============      =============     ==============           ===========       ===========


(table continued)


                  Current
                  Pooled                                                                                               CPR
               Certificates                                                                                          for the
                  Balance                                                    Mortgage            Principal          Mortgage
                 as a % of             30-59                60+              Loans in           Balance of            Loans
              the Respective        Day Delin-          Day Delin-             Fore-             Loans in            in the
   Series         Total(1)          quencies(1)         quencies(1)         closure (1)       Foreclosure (1)       Series(2)
------------  ---------------     -------------       --------------        ------------     -----------------     -----------
1991F              15.68%            $299,867            $399,704                   2            $1,247,836           16.50%
1992A              14.19%            $317,900                  $0                   4            $2,701,383           18.10%
1992C               7.32%          $1,103,397                  $0                   2            $1,049,984           18.90%
1992F              10.19%          $1,248,170          $1,679,893                   1              $299,762           17.90%
1993B              22.04%          $3,565,688          $3,286,151                   0                    $0           20.70%
1993C              17.65%          $1,720,888                  $0                   1              $999,321           20.00%
1993E              12.93%          $1,115,011          $3,180,000                   2            $7,853,000           15.60%
              ---------------     -------------       --------------        ------------     -----------------     -----------
Totals            100.00%          $9,370,921          $8,545,748                  12           $14,151,286            N/A
              ===============     =============       ==============        ============     =================     ===========

____________________

(1)  As of December 31, 1997 (after the January 15, 1998 distribution).

(2) The CPR is the constant rate of prepayment each month, expressed as per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month for the period from the creation of the Series to December 31, 1997.

(3) Merrill Lynch Mortgage Investors, Inc., as depositor, MLCC, as Servicer, and Bankers Trust Company of California, N.A. (in the case of Series 1991F, Bank of America National Trust and Savings Association), as Underlying Trustee.

(4) The Mortgage Loans in all Series are adjustable rate PrimeFirst loans, except that Series 1993E contains $12,899,349 principal amount of fixed
                                        ----------
     rate Mortgage Loans as of December 31, 1997. See "The Mortgage Pools-- Group 1 Loans."

(5) Commencing with the January 18, 1994 Underlying Distribution Date, the Pooled Certificates will receive, as a distribution of principal, the excess interest, if any, available in respect of such Series that is not required to be distributed to the Senior Mortgage Certificates of such Series.

                            1994 A (Reg# 33-66938)

                               SUBORDINATE 1994A
        GROUP 2 CERTIFICATE CHARACTERISTICS AS OF DECEMBER 31, 1997

                   Parties
                     to                                              Original
                   Pooling     Type                                   Senior       Original
          Month     and         of     Distribution    Original      Mortgage       Pooled        Current
           of     Servicing  Mortgage    of Lien         Pool      Certificates  Certificates      Pool
Series  Issuance  Agreement    Loan      Priority      Balance        Balance       Balance     Balance(1)
------  --------  ---------  --------  ------------  ------------  ------------  ------------  ------------
1992-1    9/92       (3)       (5)         (6)       $321,511,670  $305,436,000  $16,075,670   $ 88,812,710
1993-1    2/93       (3)       (4)         (7)       $316,009,706  $303,380,000  $12,629,706   $ 40,020,191
                                                     ------------  ------------  ------------  ------------
Totals                                               $637,521,376  $608,816,000  $28,705,376   $128,832,900
                                                     ============  ============  ============  ============

(table continued)


                                                        Original
                                                         Pooled          Current          Current
                                                      Certificates        Pooled           Pooled
                                                        Balance        Certificates     Certificates
                Senior               Current           as a % of         Balance          Balance
               Mortgage               Pooled            Original    as a % of Current    as a % of
             Certificates          Certificates           Pool             Pool        the Respective
 Series       Balance(1)            Balance(1)          Balance          Balance          Total(1)
--------     ---------------       --------------     ------------  -----------------  --------------
 1992-1          $72,737,040          $16,075,670          5.00%            18.10%         56.00%
 1993-1          $ 9,836,875          $12,629,706          4.00%            31.56%         44.00%
             ---------------       --------------     ------------  -----------------  --------------
 Totals          $82,573,914          $28,705,376          4.50%            22.28%        100.00%
             ===============       ==============     ============  =================  ==============


(table continued)


                                                                                             CPR
                                                                                           for the
                                                      Mortgage          Principal          Mortgage
                30-59                 60+             Loans in          Balance of          Loans
              Day Delin-          Day Delin-           Fore-             Loans in           in the
 Series      quencies(1)          quencies(1)       closure (1)      Foreclosure (1)      Series(2)
--------     -----------          -----------       -----------      ---------------      ---------
 1992-1      $3,715,922            $2,350,117             18             $1,303,273        21.40%
 1993-1      $1,281,655            $1,880,752              8             $3,484,735        34.30%
             -----------          -----------       -----------      ---------------      ---------
 Totals      $4,997,577            $4,230,869             26             $4,788,007          N/A
             ===========          ===========       ===========      ===============      =========

____________________

(1)  As of December 31, 1997 (after the January 15, 1998 distribution).

(2) The CPR is the constant rate of prepayment each month, expressed as per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month for the period from the creation of the Series to December 31, 1997.

(3) Merrill Lynch Mortgage Investors, Inc., as depositor, MLCC, as Servicer, and Bankers Trust Company of California, N.A., as Underlying Trustee.

(4) MLCC Revolving Credit Loans. See "MLCC and Its Mortgage Programs-- Equity Access Program."

(5) Dime Revolving Credit Loans. See "MLCC and Its Mortgage Programs--Dime Revolving Credit Loans." Substantially all of the Mortgaged Properties securing the Dime Revolving Credit Loans are located in New York.

(6) 0.34% first lien and 99.66% second and third liens as of December 31, 1997.

(7)  62.58% first lien and 37.42% second lien as of December 31, 1997.
                        _____________________________

         The date of this Prospectus Supplement is April 13, 1998.